THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER TIE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.

SPEEDEMISSIONS, INC.

COMMON STOCK PURCHASE WARRANT

Number of Shares: 2,850,000

Original Issue Date: June 30, 2005

Exercise Price per Share: $0.06

Speedemissions, Inc., a company organized and existing under the laws of the State of Florida (the “Company”), hereby certifies that, for value received, Prospect Financial Advisors, LLC, or its registered assigns (the “Warrant Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to 2,850,000 Million shares (as adjusted from time to time as provided in Section 6, the “Warrant Shares”) of common stock, $0.001 par value (the “Common Stock”), of the Company at a price of $0.06 per Warrant Share (as adjusted from time to time as provided in Section 6, the “Exercise Price”), at any time and from time to time from and after the date hereof, and subject to the following terms and conditions:

1. Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2. Investment Representation. The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”) and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws. If this Warrant was acquired by the Warrant Holder pursuant to the exemption from the registration requirements of the 1933 Act afforded by Regulation S thereunder, the Warrant Holder acknowledges and covenants that this Warrant may not be exercised by or on behalf of a Person during the one year distribution compliance period (as defined in Regulation S) following the date hereof. “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

3. Validity of Warrant and Issue of Shares. The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, following the effectiveness of an amendment to its articles of incorporation to increase its authorized common stock, the Company will at all times have authorized and reserved a sufficient number of Common Stock to provide for the exercise of the rights represented by this Warrant.

4. Registration of Transfers and Exchange of Warrants.

a. Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 11. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

b. This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 11 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

5. Exercise of Warrants.

a. Upon surrender of this Warrant with the Form of Election to Purchase attached hereto duly completed and signed to the Company, at its address set forth in Section 11, and upon payment and delivery of the Exercise Price per Warrant Share multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United States of America, in cash or by certified or official bank check or checks, to the Company, all as specified by the Warrant Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 7 business days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the 1933 Act. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

b. A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

c. This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election To Purchase. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

d. i) Notwithstanding anything contained herein to the contrary, the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x (B - C))/B

(B)	For purposes of the foregoing formula:

A= the total number shares with respect to which this Warrant is then being exercised.

B= the last reported sale price (as reported by Bloomberg) of the Common Stock on the trading day immediately preceding the date of the Exercise Notice.

C= the Warrant Exercise Price then in effect at the time of such exercise.

e. The holder of this Warrant agrees not to elect a Cashless Exercise for a period of six (6) months.

6. Adjustment of Exercise Price and Number of Shares. The character of the shares of stock or other securities at the time issuable upon exercise of this Warrant and the Exercise Price therefore, are subject to adjustment upon the occurrence of the following events, and all such adjustments shall be cumulative:

a. Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc. The Exercise Price of this Warrant and the number of shares of Common Stock or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or securities.

b. Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a “Reorganization”), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization (the “Effective Date”), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the Warrant issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such holder would have been entitled upon the Effective Date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

c. Certificate as to Adjustments. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

7. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 7, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

8. Sale or Merger of the Company. In the event of a sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company in a transaction in which the Company is not the surviving entity, the 4.99% restriction will immediately be released and the Warrant Holder will have the right to exercise the warrants concurrent with the sale.

9. Notice of Intent to Sell or Merge the Company. The Company will give Warrant Holder fifteen (15) business days notice before the event of a sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company in a transaction in which the Company is not the surviving entity

10. Issuance of Substitute Warrant. In the event of a merger, consolidation, recapitalization or reorganization of the Company or a reclassification of Company shares of stock, which results in an adjustment to the number of shares subject to this Warrant and/or the Exercise Price hereunder, the Company agrees to issue to the Warrant Holder a substitute Warrant reflecting the adjusted number of shares and/or Exercise Price upon the surrender of this Warrant to the Company.

11. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

Speedemissions, Inc.
134 Sennia Road Suite B2
Tyrone, GA 30290
Facsimile (770) 486-6022
Attention: Richard A Parlontieri

With a copy to:

The Lebrecht Group, APLC
22342 Avenida Empresa, Suite 220
Rancho Santa Margarita, CA 92688
Facsimile (949) 635-1244
Attn: Brian A. Lebrecht, Esq.

If to the Warrant Holder:

Prospect Financial Advisors, LLC
11355 W. Olympic Blvd
Suite 220
Los Angeles, CA 90065
Facsimile (310) 479-7736
Attn: Scott E. Wendelin

12. Registration Rights

a. If at any time the Company shall determine to register any of its securities under the Securities Act either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, then Company will:

(A) promptly give to the Warrant Holder a written notice thereof; and

(B) include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section l2(b) below, and in any underwriting involved therein, all of the Warrant Shares specified in a written request or requests made by Warrant Holder and received by the Company within ten (10) days after the written notice from the Company described in clause (A) above is mailed or delivered by the Company. Such written request may specify all or a part of the Warrant Shares.

b. If the registration of which the Company gives notice to Warrant Holder is for a registered public offering involving an underwriting, the Company shall so advise Warrant Holder as a part of the written notice given pursuant to Section 12(a)(A). In such event, the right of Warrant Holder to registration pursuant to Section 12(a) shall be conditioned upon Holder’s participation in the inclusion of all or any part of the Warrant Shares specified in Warrant Holder’s notice in the underwriting to the extent provided herein. Warrant Holder shall (together with the Company and the other holders of securities of the Company who have registration rights to participate therein distributing their shares in such underwriting) enter into an underwriting agreement in customary form the representative of the underwriter or underwrites selected by the Company.

Notwithstanding any other provision of Sections 12(a) or (b), if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all of the Warrant Shares from, or limit the number of Warrant Shares to be included in, the registration and underwriting. The Company shall so advise Warrant Holder and other holders of securities requesting registration, and the number of shares that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its account and thereafter the number of shares that are entitled to be included in the registration shall be allocated among Warrant Holder and other holders requesting inclusion of shares on a pro rata basis. If Warrant Holder and any person does not agree to the terms of any such underwriting, Warrant Holder and any other such person shall be excluded therefrom by written notice from the Company or the underwriter. Any Warrant Shares or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration.

c. As used herein, “Registration Expenses” shall mean all expenses incurred by the Company in complying with this Section 12, including, without limitation, all registration, qualification and filing fees; printing expenses; fees and disbursements of counsel for the Company (and the fees and disbursements of counsel for the Company in its capacity as counsel to Warrant Holder and other holders hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for Warrant Holder and other holders as mutually agreed upon by all such holders) and of the Company’s independent accounting firm; blue sky fees and expenses; and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company). All Registration Expenses in connection with any registration pursuant to Section 13(a) hereof shall be borne by the Company.

d. The rights conferred upon Warrant Holder under this Section 12 may be assigned by Holder to any permitted transferee of the Warrant Shares.

13. Miscellaneous.

a. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only by a writing signed by the Company and the Warrant Holder.

b. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

c. This Warrant shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

d. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

e. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceablilty of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

f. The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.

SPEEDEMISSIONS, INC., a Florida corporation

By: /s/ Richard A. Parlontieri
Name: Richard A. Parlontieri
Its: President

FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To: SPEEDEMISSIONS, INC.:

In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase _________ shares of Common Stock (“Common Stock”), $0.001 par value, of Speedemissions, Inc., and encloses the warrant and $____ for each Warrant Share being purchased or an aggregate of $ _____________ in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) together with any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:

__________________________________
__________________________________
__________________________________
(Please print name and address)

__________________________________
(Please insert Social Security or Tax Identification Number)

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

__________________________________
__________________________________
__________________________________
(Please print name and address)

Dated: _______                                                                   Name of Warrant Holder:

(Print) __________________________________

(By:) ___________________________________

(Name:) _________________________________

(Title:) __________________________________

Signature must conform in all respects to name of Warrant Holder as specified on the face of the Warrant